UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2019

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, Fl15 New York, NY	10105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (347) 905 5663

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CBMG	The Nasdaq Global Select Market

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

On November 11, 2019, Cellular Biomedicine Group, Inc. (the “Company”) announced that its board of directors (the “Board”) received a preliminary non-binding proposal letter (the "Letter"), dated the same day, from a consortium (the "Consortium") led by Mr. Bizuo (Tony) Liu, the Chief Executive Officer of the Company, certain other senior management members of the Company, Hillhouse Bio Holdings, L.P., TF Capital Ranok Ltd., Dangdai International Group Co., Limited and Mission Right Limited (the "Consortium Members"), to acquire all outstanding shares of common stock (collectively, the "Shares"; each, a “Share”) of the Company (other than those Shares held by the Consortium Members that may be rolled over in connection with the transaction proposed in the Letter) for US$19.50 per Share in cash in a going private transaction. A copy of the Letter is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 7.01.

Upon receipt of the Letter, the Board formed a special committee comprised of independent, disinterested directors to evaluate strategic alternatives. The special committee, with the assistance of its advisors, will consider the Letter and any response thereto in connection with its ongoing review of strategic alternatives.

The Board cautions the Company's stockholders and others considering trading the Company's securities that the Board has just received the Letter and has not had an opportunity to carefully review and evaluate the proposal or make any decision with respect to the Company's response to the proposal. There can be no assurance that any definitive offer will be made, that any definitive agreement will be executed relating to the proposed transaction or that the proposed transaction or any other transaction will be approved or consummated. The Company does not undertake any obligation to provide any updates with respect to the proposed transaction or any other transaction, except as required under applicable law.

On November 11, 2019, the Company issued a press release in which it announced its receipt of the Letter. A copy of the press release is attached as Exhibit 99.2 and incorporated by referenced in to this Item 7.01.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Important Notice Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K contains forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expression, or the negative of these terms or similar expressions. These statements are based on management’s current beliefs, expectations, plans, assumptions and objectives of the Company and are subject to significant risks and uncertainties. All forward-looking statements speak only as of the date as of which they are made. These statements are not guarantees and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, risks related to the expected timing and likelihood of completion of a potential transaction with the Consortium or a third party, including the risk that the potential transaction may not occur, and the risk that any announcements relating to the potential transaction could have adverse effects on the market price of the Company’s securities. Risk factors are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent reports filed with the Securities and Exchange Commission (“SEC”) and will be found in the filings that may be filed with the SEC by the Company and/or the Consortium or a third party if a negotiated transaction is agreed to. Such reports are available on the SEC’s website (www.sec.gov). We caution you not to place undue reliance on any forward-looking statements, which are made as of the date hereof or as otherwise specified herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

99.1         Letter, dated November 11, 2019, from the Consortium to the Board of Directors of Cellular Biomedicine Group, Inc.

99.2         Press Release, dated November 11, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: November 12, 2019	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Executive Officer